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                                                                      EXHIBIT 11

                     VIRAGEN (EUROPE) LTD. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE EARNINGS
                                   (UNAUDITED)

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

                                            Three Months Ended                              Six Months Ended
                                               December 31,                                    December 31,
                                  ---------------------------------------         ------------------------------------
                                       2000                    1999                     2000                   1999
                                  ---------------         ---------------         ---------------         ------------
Basic and diluted weighted
 average common shares                 24,586,578              16,079,746              22,151,101           16,073,450
                                  ===============         ===============         ===============         ============

Net Loss                          $    (1,803,570)        $    (1,416,554)        $    (3,309,752)        $ (2,836,095)
                                  ===============         ===============         ===============         ============

Basic and diluted loss per
 common share                     $         (0.07)        $         (0.09)        $         (0.15)        $      (0.18)
                                  ===============         ===============         ===============         ============


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